As filed with the Securities and Exchange Commission on June 1, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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APA CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	86-1430562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2000 W. Sam Houston Pkwy. S., Suite 200 Houston, Texas 77042
(Address of Principal Executive Offices, Zip Code)
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APA Corporation 2016 Omnibus Compensation Plan
(Full title of the plan)
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Kimberly O. Warnica
Executive Vice President, Chief Legal Officer, and Corporate Secretary
APA Corporation
2000 W. Sam Houston Pkwy. S., Suite 200
Houston, Texas 77042
(Name and address of agent for service)

(713) 296-6000
(Telephone number, including area code, of agent for service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	⮽	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E to Form S-8, APA Corporation, a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (“Registration Statement”) to register an additional 24,160,000 shares of common stock, par value $0.625 per share (“Common Stock”), issuable under the APA Corporation 2016 Omnibus Compensation Plan (as amended, restated, supplemented, or otherwise modified, the “Plan”). The Plan has also been amended to extend its expiration date to May 21, 2036.
The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on March 2, 2021 (SEC File No. 333-253754), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference and made a part hereof, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement.
Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the Note to Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the SEC by the Registrant are incorporated by reference in this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 26, 2026);
2.The portions of the Registrant’s definitive proxy statement on Schedule 14A that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on April 9, 2026);
3.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (filed with the SEC on May 7, 2026);
4.The Registrant’s Current Report on Form 8-K (filed with the SEC on May 26, 2026); and
5.The description of the Registrant’s securities registered under Section 12 of the Exchange Act contained in Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (filed with the SEC on March 1, 2021) and any amendment thereto or any report subsequently filed for the purpose of updating such description.
In addition, all reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein), subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, are deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes hereof, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.

Item 6. Indemnification of Directors and Officers.
The Registrant’s amended and restated certificate of incorporation, as amended, and its amended and restated bylaws provide that, to the full extent permitted under the Delaware General Corporation Law (“DGCL”), the Registrant’s directors and officers shall not be personally liable for monetary damages. The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify its officers, directors, employees, and agents.
Section 145 of the DGCL, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed, or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person. The Registrant maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.
Article VII of the Registrant’s amended and restated bylaws provides, in substance, that directors, officers, employees, and agents of the Registrant shall be indemnified to the fullest extent permitted by the DGCL. Additionally, Article Seventeen of the Registrant’s amended and restated certificate of incorporation, as amended, eliminates, to the fullest extent permitted by the DGCL, the monetary liability of directors and officers of the Registrant for a breach of fiduciary duty, subject to applicable statutory exceptions. These provisions do not eliminate or limit the liability of a director or officer where such limitation is not permitted under the DGCL, including:
•for a breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;
•for acts or omissions by the director or officer not in good faith;
•for acts or omissions by a director or officer involving intentional misconduct or a knowing violation of the law;
•under Section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of the DGCL; and
•for transactions from which the director or officer derived an improper personal benefit.
In addition, the exculpation of officers does not apply to actions by or in the right of the Registrant.
The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the Registrant’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit No.	Description	Incorporated by Reference
		Form	Exhibit	Filing Date	SEC File No.
4.1	Amended and Restated Certificate of Incorporation of Registrant, dated March 1, 2021.	8-K12B	3.1	3/1/2021	001-40144
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, dated May 24, 2023, as filed with the Secretary of State of the State of Delaware on May 24, 2023.	8-K	3.1	5/25/2023	001-40144
4.3	Amended and Restated Bylaws of Registrant, dated February 2, 2023.	8-K	3.1	2/8/2023	001-40144
4.4	2016 Omnibus Compensation Plan, dated February 3, 2016, effective May 12, 2016.	8-K	10.1	5/16/2016	001-04300
4.5	Second Amendment to the 2016 Omnibus Compensation Plan, dated March 1, 2021.	8-K12B	10.6	3/1/2021	001-40144
4.6	Third Amendment to the 2016 Omnibus Compensation Plan, dated April 15, 2026.	8-K	10.1	5/26/2026	001-40144
5.1*	Opinion of Bracewell LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Ryder Scott Company, L.P., Petroleum Consultants.
23.3*	Consent of Bracewell LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
107*	Filing Fee Table.
* Filed herewith.

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)    That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable; and that in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 1st day of June, 2026.
APA CORPORATION

By:    /s/ John J. Christmann IV
Name:    John J. Christmann IV
Title:    Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints John J. Christmann IV, Ben C. Rodgers, Kimberly O. Warnica, and Robert P. Rayphole, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 1, 2026, by the following persons in the capacities indicated.

Signature	Title

/s/ John J. Christmann IV	Chief Executive Officer and Director (Principal Executive Officer)
John J. Christmann IV

/s/ Ben C. Rodgers	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Ben C. Rodgers

/s/ Robert P. Rayphole	Vice President, Chief Accounting Officer, and Controller (Principal Accounting Officer)
Robert P. Rayphole

/s/ H. Lamar McKay	Non-Executive Chair of the Board and Director
H. Lamar McKay

/s/ Annell R. Bay	Director
Annell R. Bay

/s/ Juliet S. Ellis	Director
Juliet S. Ellis

/s/ Kenneth M. Fisher	Director
Kenneth M. Fisher

/s/ Charles W. Hooper	Director
Charles W. Hooper

/s/ Chansoo Joung	Director
Chansoo Joung

/s/ Peter A. Ragauss	Director
Peter A. Ragauss

/s/ David L. Stover	Director
David L. Stover

/s/ Anya Weaving	Director
Anya Weaving